UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Kemper Corporation (the “Company”) was held on Wednesday, May 6, 2015 in Chicago, Illinois to vote on three proposals, for which the final voting results were as follows:

Proposal 1:    Election of Directors.

Shareholders elected each of the eight nominees for director:

Nominees	For	Against	Abstain	Broker Non-Votes
James E. Annable	41,415,991	199,786	49,098	5,616,931
George N. Cochran	41,447,564	164,642	52,669	5,616,931
Kathleen M. Cronin	41,445,661	160,470	58,744	5,616,931
Douglas G. Geoga	41,354,831	260,783	49,261	5,616,931
Robert J. Joyce	41,437,346	163,192	64,337	5,616,931
Christopher B. Sarofim	41,354,594	249,981	60,300	5,616,931
Donald G. Southwell	40,826,354	788,355	50,166	5,616,931
David P. Storch	36,857,353	4,756,841	50,681	5,616,931

Proposal 2:	Advisory vote on ratification of selection of Deloitte & Touche LLP as independent registered public accountant for 2015.

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2015:

For	Against	Abstain	Broker Non-Votes
46,929,397	235,367	117,042	-0-

Proposal 3:	Vote on ratification of the amendment to the Company’s bylaws to include an exclusive forum provision.

Shareholders ratified the amendment to the Company’s bylaws to include an exclusive forum provision:

For	Against	Abstain	Broker Non-Votes
35,908,850	5,483,227	272,798	5,616,931

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	May 8, 2015	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer